Exhibit 10.2

Amendment to the QUALCOMM Incorporated

2006 and 2016 Long-Term Incentive Plans, as amended and restated

The QUALCOMM Incorporated 2006 Long-Term Incentive Plan, as amended ,through November 30, 2014 (the “2006 LTIP”) and 2016 Long-Term Incentive Plan (the “2016 LTIP” and together with the “2006 LTIP,” the “LTIPs”), are hereby amended, pursuant to the resolution adopted by the Board of Directors on December 20, 2017, as follows, effective as of such date:

1.              Section 2.1(e) of the 2006 LTIP and Section 2.1(f) of the 2016 LTIP is hereby amended to add to the end thereof the following:

In addition, a “Change in Control” shall  occur in the event that individuals who, as of December 20, 2017, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to December 20, 2017 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board (such Change in Control, a “Board Change in Control”).

2.              For purposes of all Award Agreements under the LTIPs for all Awards granted to Participants who are participants in the Qualcomm Incorporated Non-Executive Officer Change in Control Severance Plan, the definition of Good Reason that shall apply following a Change in Control that occurs pursuant to the last sentence of the definition of Change in Control, shall be the definition of Good Reason in the Qualcomm Incorporated Non-Executive Officer Change in Control Severance Plan; provided that if a subsequent Change in Control occurs that is not a Board Change in Control, then the definition of Good Reason in the applicable Award Agreement shall apply following such subsequent Change in Control.

3.              Capitalized terms used but not defined herein shall have the meaning set forth in each of the applicable LTIPs.

IN WITNESS WHEREOF, this Amendment is executed as of the 20th day of December, 2017.

QUALCOMM INCORPORATED